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                                                                   EXHIBIT 23.1

                       INDEPENDENT ACCOUNTANT'S CONSENT

The Board of Directors
Anika Research, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-6275) on Form S-8 of Anika Research, Inc. of our report dated October 18,1996, relating to the balance sheets of Anika Research, Inc. as of August 31, 1996, and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended August 31, 1996, and all related schedules, which report appears in the August 31, 1996 annual report on Form 10-KSB of Anika Research, Inc.

                                          KPMG Peat Marwick LLP

Boston, Massachusetts
November 27, 1996